     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      SALOMON SMITH BARNEY HOLDINGS INC.                                            TARGETS TRUST IX
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)                   (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




               NEW YORK                                        DELAWARE
        (STATE OF INCORPORATION                          (STATE OF INCORPORATION
            OR ORGANIZATION)                                OR ORGANIZATION)
               11-2418067                                      13-7235180
  (I.R.S. EMPLOYER IDENTIFICATION NO.)            (I.R.S. EMPLOYER IDENTIFICATION NO.)


              388 GREENWICH STREET
               NEW YORK, NEW YORK                           10013
         (ADDRESS OF PRINCIPAL EXECUTIVE                 (ZIP CODE)
                    OFFICES)


  If this Form relates to the registration of           If this Form relates to the registration of
  a class of securities pursuant to Section             a class of securities pursuant to Section
  12(b)of the Exchange Act and is effective             12(g) of the Exchange Act and is effective
  pursuant to General Instruction A.(c),                with the effectiveness of a concurrent
  please check the following box. [X]                   registration pursuant to General Instruction
                                                        A.(d), please check the following box. [ ]



Securities Act registration statement to which this form relates:  333-32792
                                                                 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

                              TITLE OF EACH CLASS                                       NAME OF EACH EXCHANGE IN WHICH
                              TO BE SO REGISTERED                                       EACH CLASS IS TO BE REGISTERED
                              -------------------                                      ------------------------------
Targeted Growth Enhanced Terms Securities                                                  American Stock Exchange
("TARGETS(SM)") With Respect to the Common
Stock of The Home Depot, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
                                (TITLE OF CLASS)

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 9, 10 through 13 and 21 through 36, respectively, of the registrants' Prospectus, Subject to Completion, dated March 28, 2001 (Registration No. 333-32792), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

                  99 (A). Prospectus, Subject to Completion, dated March 28, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on March 30, 2001 (No. 333-32792).

                  99 (B). Certificate of Trust of TARGETS Trust IX, incorporated by reference to Exhibit 4(d) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust IX filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

                  99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust IX, incorporated by reference to Exhibit 4(m) to the Registration Statement.

                  99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

                  99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

                  99 (F). Form of TARGETS (included in Exhibit 99(C)).

                  99 (G). Form of Forward Contract (included in Exhibit 99(E)).

                  Other securities issued by the Company are listed on the American Stock Exchange.



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
                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                         ----------------------------------
                                         (Registrant)

Date:      April 23, 2001               By:   /s/ Mark I. Kleinman
                                           -----------------------
                                           Name:    Mark I. Kleinman
                                           Title:   Executive Vice President and
                                                    Treasurer


                                        TARGETS Trust IX
                                        ----------------
                                        (Registrant)



Date:      April 23, 2001               By:   /s/ Mark I. Kleinman
                                           -----------------------
                                           Name:    Mark I. Kleinman
                                           Title:   Regular Trustee


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
                                INDEX TO EXHIBITS

           EXHIBIT NO.                       EXHIBIT
           -----------                       -------

           99(A). Prospectus, Subject to Completion, dated March 28, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on March 30, 2001 (No. 333-32792).

           99(B). Certificate of Trust of TARGETS Trust IX, incorporated by reference to Exhibit 4(d) to the Registration Statement.

           99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust IX, incorporated by reference to Exhibit 4(m) to the Registration Statement.

           99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee
                                             Trustee, incorporated by reference
                                             to Exhibit 4(n) to the Registration
                                             Statement.

           99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

           99(F).                            Form of TARGETS (included in
                                             Exhibit 99(C)).

           99(G).                            Form of Forward Contract (included
                                             in Exhibit 99 (E)).



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